                                                                    Exhibit 99.1

Company Contact:                                 Investor Contact:
Gary J. Dailey                                   Integrated Corporate Relations
Chief Financial Officer                          David Griffith/James Palczynski
EVERLAST WORLDWIDE INC.                          203-682-8200
212-239-0990

          EVERLAST WORLDWIDE INC. ANNOUNCES RESULTS OF SPECIAL MEETING

           SHAREHOLDERS APPROVE MERGER AGREEMENT WITH BRANDS HOLDINGS

      NEW YORK,  New York,  September  19,  2007 -  Everlast(R)  Worldwide  Inc.
announced today that it has received  shareholder  approval at a special meeting of  Everlast's  shareholders  held this  morning to approve the  acquisition  of
Everlast Worldwide Inc. by Brands Holdings. 2,664,794 shares, or over 65 percent of the 4,080,023 total  outstanding  shares of Everlast common stock, were voted in favor of the adoption of the merger agreement and approval of the merger with
Brands Holdings.  Approval  required a vote of at least a majority of Everlast's outstanding  shares of common stock. Of the shares voted,  over 99 percent voted in favor of the merger.

ABOUT EVERLAST WORLDWIDE INC.

Everlast  Worldwide  Inc. is a leading  designer,  manufacturer  and marketer of boxing and fitness related  sporting goods  equipment under the  well-recognized
Everlast brand name and a worldwide  licensor of the Everlast brand for apparel, footwear,  sporting  goods  equipment  and other active  lifestyle  products and accessories.  Since 1910, Everlast has been the preeminent brand in the world of boxing and among the most  recognized  brands in the overall  sporting goods and apparel industries. In order to capitalize on the rich heritage and authenticity of the Everlast  brand,  the company has extended the Everlast  brand outside of the boxing  ring into  complementary  product  categories.  Our  strategy  is to
continue  to  leverage  the  unique   qualities   represented  by  the  Everlast
brand--Strength,  Dedication,  Individuality  and  Authenticity  -- to  become a leading global athletic brand and a necessary part of the lives of consumers who train, compete and live an active lifestyle.

Statements  made in this  Press  Release  that are  estimates  of past or future performance  are based on a number of factors,  some of which are outside of the
Company's  control.  Statements  made in  this  Press  Release  that  state  the intentions, beliefs, expectations or predictions of Everlast Worldwide, Inc. and its management for the future are forward-looking statements. It is important to note that actual results could differ  materially  from those  projected in such forward-looking  statements.  Information  concerning  factors  that could cause actual results to differ materially from those in forward-looking  statements is contained  from time to time in  filings  of  Everlast  Worldwide  with the U.S.
Securities and Exchange  Commission.  Copies of these filings may be obtained by contacting Everlast Worldwide or the SEC.